UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2026

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle
Rock Hill, South Carolina 29730
(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2026, 3D Systems Corporation (the “Company”) appointed Ms. Phyllis Nordstrom, the Company’s Executive Vice President, Interim Chief Financial Officer, Chief People Officer and Chief Administrative Officer, as the Company’s Executive Vice President, Chief Financial Officer and Chief Administrative Officer, effective as of March 23, 2026. In the permanent Chief Financial Officer role, Ms. Nordstrom will continue to serve as the Company’s principal financial officer and principal accounting officer.

Ms. Nordstrom, age 47, has served as the Company’s Executive Vice President, Interim Chief Financial Officer, Chief People Officer and Chief Administrative Officer since August 2025. Ms. Nordstrom previously served as the Company’s Executive Vice President, Chief People Officer and Chief Compliance Officer from August 2021 to August 2025. Effective December 2022, she was further appointed as the Company’s Chief Administrative Officer. Prior to joining the Company, from May 2016 through July 2021, Ms. Nordstrom was Senior Vice President and Chief Risk & Compliance Officer at MTS Systems Corporation, where she was the leader of business ethics, corporate compliance, corporate sustainability, and internal audit and risk management. Over her 25-year career, Ms. Nordstrom has also held leadership roles at PricewaterhouseCoopers, Target, and US Bank.

In connection with her appointment, Ms. Nordstrom will receive the following compensation:

•A base salary of $525,000 per annum;
•A bonus objective of 70% of her base salary subject to the terms of the Company’s annual bonus program;
•A new equity grant of 350,000 shares split evenly between restricted stock units and performance share units pursuant to the Company’s 2015 Incentive Award Plan; and
•A one-time cash retention bonus of $350,000, which is payable upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2026 with the Securities and Exchange Commission (the “SEC”).

In addition, Ms. Nordstrom has the right, in her sole discretion, to terminate her employment with the Company at any time after September 23, 2026. If Ms. Nordstrom elects to terminate her employment after September 23, 2026, her termination will be treated as a termination without cause by the Company, and she will be entitled to her normal executive severance, as described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 4, 2025.

Item 7.01. Regulation FD Disclosure.

On March 23, 2026, the Company issued a press release announcing the appointment of Ms. Phyllis Nordstrom as Executive Vice President, Chief Financial Officer and Chief Administrative Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release issued by 3D Systems Corporation, dated March 23, 2026.
104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: March 26, 2026	/s/ Jeffrey A. Graves
Jeffrey A. Graves
President and Chief Executive Officer